Integra LifeSciences Reports Preliminary Fourth Quarter and Full-Year 2021 Revenue and Plans $125 Million Share Repurchase

•Fourth quarter 2021 revenue is expected to be in a range of $404 million to $406 million, representing an increase of approximately 4% on a reported basis and an increase of approximately 8% on an organic basis compared to the prior year.
•Full-year 2021 revenue is expected to be in a range of $1,541 million to $1,543 million, representing an increase of approximately 12% on a reported basis and an increase of approximately 14% on an organic basis compared to the prior year.
•The company is planning a $125 million share repurchase as a part of a previous approval by the Board of Directors, with an authorization of up to $225 million.

PRINCETON, N.J., Jan 11, 2022 (GLOBE NEWSWIRE) -- Integra LifeSciences Holdings Corporation (NASDAQ: IART), a leading global medical technology company, announced today certain unaudited preliminary fourth quarter and full-year 2021 revenue results.

Preliminary Fourth Quarter and Full-Year 2021 Revenue Results

Fourth quarter 2021 revenue is expected to be in a range of $404 million to $406 million, representing an increase of approximately 4% on a reported basis and an increase of approximately 8% on an organic basis compared to the prior year. Revenue is in line with the outlook the Company provided in November and represents a sequential revenue improvement from the third quarter.

The Company expects full-year 2021 reported revenue to be in a range of $1,541 million to $1,543 million, representing an increase of approximately 12% on a reported basis and an increase of approximately 14% on an organic basis.

The preliminary results set forth above are unaudited and remain subject to completion of the Company’s financial closing procedures.

“I am pleased with our execution and performance during the fourth quarter, particularly amid the challenges driven by the ongoing pandemic,” said Jan De Witte, Integra’s president and chief executive officer. “In my first months as CEO, I have come to appreciate Integra’s talented and resilient team, its rich history of global leadership, sound business platform and strong financial wherewithal and see significant untapped potential ahead. As 2022 gets underway, we are focused on executing on our growth priorities, specifically new product introductions, clinical research, enhancing digital capabilities and international expansion, supplemented by strategic acquisitions. We also are accelerating our ESG ambitions and have added sustainability to our strategy framework as an enabler to our success. We remain committed to achieving our 5% - 7% long-term organic growth target and are reaffirming our long-term financial aspirations.”

Share Repurchase Program

The company is planning a $125 million share repurchase as a part of a previous approval by the Board of Directors, with an authorization of up to $225 million. The company may repurchase shares at the company’s discretion, subject to applicable regulatory and other legal requirements. The number of shares to be repurchased and the timing of such transactions will depend on a variety of factors, including market conditions, regulatory requirements, other corporate considerations, and could be suspended or discontinued at any time as determined by Integra management.

De Witte concluded, “Our ability to reinvest for growth and repurchase shares is a testament to our strong balance sheet and commitment to creating shareholder value. We are excited about the future of Integra as we deploy our capital in support of strong profitable growth and returns for our shareholders.”

40th Annual J.P. Morgan Healthcare Conference

The Company is scheduled to present at the 40th Annual J.P. Morgan Healthcare Conference on Wednesday, January 12, 2022, at 4:30 p.m. ET. A live webcast of the presentation will be available on the Investor Relations section of the company’s website at www.integralife.com.

Fourth Quarter and Full-Year 2021 Financial Results Conference Call

The Company will release fourth quarter and full-year 2021 financial results on Wednesday, February 23, 2022, before the market opens. In conjunction with the earnings release, Integra’s management team will host a conference call at 8:30 a.m. ET.

As part of this call, the Company will provide an update on first quarter and full-year 2022 expectations.

The live call is accessible by dialing (888) 394-8218 and using the passcode 701830. A simultaneous webcast of the call will be available via the Company’s website at www.integralife.com.

A live webcast of the presentation will be available on the Integra LifeSciences investor relations website at http://investor.integralife.com/events-and-presentations.

A webcast replay of the call can be accessed through the Investor Relations homepage of Integra's website at www.integralife.com.

About Integra LifeSciences
Integra LifeSciences is a global leader in regenerative tissue technologies and neurosurgical solutions dedicated to limiting uncertainty for clinicians so they can focus on providing the best patient care. Integra offers a comprehensive portfolio of high quality, leadership brands that include AmnioExcel®, Bactiseal®, CerebroFlo®, CereLink® Certas® Plus, Codman®, CUSA®, Cytal®, DuraGen®, DuraSeal®, Gentrix®, ICP Express®, Integra®, MatriStem® UBM, MAYFIELD®, MediHoney®, MicroFrance®, MicroMatrix®, PriMatrix®, SurgiMend®, TCC-EZ® and VersaTru®. For the latest news and information about Integra and its products, please visit www.integralife.com.

This news release contains forward-looking statements, including statements regarding the Company’s unaudited, preliminary fourth quarter and full-year 2021 financial results and statements about our current and future performance within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, and reflect the Company's judgment as of the date of this release. Forward-looking statements include, but are not limited to, those that include words such as “estimate,” “will,” “plan,” “should,” “expect,” “continue,” and “forecast” and include, for example, statements related to the impact of COVID-19 on the Company; the Company’s liquidity and financial position; future financial results; the aggregate amount of any securities purchased pursuant to the announced share repurchase and Integra’s ability to achieve the benefits contemplated by the share repurchase; Integra’s ability to execute on its capital return plans; and similar statements. Forward-looking statements also include, but are not limited to, statements concerning future financial performance, including projections for revenues. It is important to note that the Company’s goals and expectations are not predictions of actual performance. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from predicted or expected results. Such risks and uncertainties include, but are not limited to, risk factors and uncertainties identified under the heading “Risk Factors” included in Item 1A of Integra's Annual Report on Form 10-K for the year ended December 31, 2020, and information contained in subsequent filings with the Securities and Exchange Commission.

These forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events, or otherwise.

The Company believes that the presentation of organic revenues and the other non-GAAP measures, provide important supplemental information to management and investors regarding financial and business trends relating to the Company's financial condition and results of operations. For further information regarding why Integra believes that these non-GAAP financial measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the Company's Current Report on Form 8-K regarding this news release filed today with the Securities and Exchange Commission. This Current Report on Form 8-K is available on the SEC's website at www.sec.gov or on our website at www.integralife.com.

Investor Relations Contact:
Chris Ward
(609) 772-7736
chris.ward@integralife.com

Media Contact:
Laurene Isip
(609) 208-8121
laurene.isip@integralife.com